Exhibit 99.2

Quarterly

Operating

Supplement

December 31, 2003

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

Financial Security Assurance Holdings Ltd.

QUARTERLY OPERATING SUPPLEMENT

Fourth Quarter 2003

Table of Contents

Highlights

Review of Operations

Condensed Consolidated Statements of Operations and Comprehensive Income

Condensed Consolidated Balance Sheets

Expense Analysis

Effect of Insured Bond Refundings

Annual Financial and Statistical Data

Statutory Analytics and Investment Portfolio

Municipal New-Issue Market Data

Gross Par Value and Present Value Originated by FSA

FSA Insured Portfolio Profile

50 Largest Municipal Exposures

25 Largest Asset-Backed Exposures

FSA Asset-Backed Debt Service and Premiums

FSA Municipal Debt Service and Premiums

FSA Asset-Backed Net Debt Service and Premiums Amortizations and Ending Balances

FSA Municipal Net Debt Service and Premiums Amortizations and Ending Balances

Financial Security Assurance Holdings Ltd. (the Company), through its wholly owned subsidiary, Financial Security Assurance Inc. (FSA), provides Aaa/AAA/AAA financial guaranty insurance for obligations in the municipal, infrastructure, asset-backed and structured finance markets worldwide.  FSA’s financial strength is rated Triple-A by Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services (S&P) and Rating and Investment Information, Inc. (R&I).  The Company is a member of the Dexia group, a leading European banking group with three major business lines: public and project finance; retail banking; and private banking, asset management and investment fund administration.

Financial Security Assurance Holdings Ltd.
Highlights

Financial Key Lines	4th Qtr. 2003	Year-to-date 2003	Full Year 2002
Net Income (Millions)	$90.6	$290.6	$181.1
Stockholders’ Equity (Millions)	$2,168.4	$2,168.4	$1,868.4
Return on Average Equity	17.2%	14.5%	10.3%
GAAP:
Loss Ratio(1)	7.2%	9.5%	20.6%
Expense Ratio(1)	32.5%	31.8%	31.6%
Combined Ratio(1)	39.7%	41.3%	52.2%
Effective Tax Rates:
Net Investment Income	9.2%	9.4%	10.4%
Underwriting and Other Income	34.0%	34.2%	29.3%
Total Income	25.7%	24.1%	17.1%

Reconciliation of Net Income to Operating Earnings(2) (dollars in millions)	4th Qtr. 2003	Year-to-date 2003	Full Year 2002
Net Income	$90.6	$290.6	$181.1
Less Mark-to-Market of Pooled CDS, net of taxes(3)	17.5	23.4	(34.1)
Operating Earnings	73.1	267.2	215.2

Reconciliation of Book Value to Adjusted Book Value(2) (dollars in millions)	December 31, 2003	December 31, 2002
Book Value(4)	$2,168.4	$1,868.4
After-Tax Value of:
Net Deferred Premium Revenue, Net of DAC and goodwill	572.8	407.6
Present Value of Future Installment Premiums and Present Value of Future Net Interest Margin(5)	424.1	411.3
Adjusted Book Value	$3,165.3	$2,687.3

(1)          Relates solely to FSA.

(2)          Operating earnings and adjusted book value are not promulgated in accordance with accounting principles generally accepted in the United States of America (GAAP) and are not substitutes for net income or book value.  See Review of Operations for additional discussions.

(3)          This item pertains to SFAS No. 133 adjustments for FSA-insured credit default swaps that reference pools of financial obligations and are of investment-grade quality.  They are excluded from operating earnings because they are expected to sum to zero over the lives of the relevant transactions.

(4)          Includes the effect of after-tax unrealized gains in the investment portfolio, which was $147.4 million at December 31, 2003 and $134.7 million at December 31, 2002.

(5)          The discount rate varies according to the year of origination.  For each year’s originations, the Company calculates the discount rate as the average pre-tax yield on its investment portfolio for the previous three years.  The rate was 5.91% in both 2003 and 2002.

FSA 2003 FINANCIAL RESULTS

NET INCOME

$91 Million in Q4 03 (+92% vs. Q4 02)

$291 Million in 12M 03 (+60% vs. 12M 02)

ORIGINATIONS (PRESENT VALUE)

$203 Million in Q4 03 (-21% vs. Q4 02)

$895 Million in 12M 03 (+1% vs. 12M 02)

New York, New York, February 5, 2004 - Financial Security Assurance Holdings Ltd. (the Company), the holding company for bond insurer Financial Security Assurance Inc. (FSA), announced 2003 net income of $290.6 million, 60.5% higher than in the prior year.  Fourth-quarter net income rose 92.1% over the prior year’s comparable result.

NET INCOME AND RECONCILIATION TO NON-GAAP OPERATING EARNINGS

(Dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Net Income	$90.6	$47.2	$290.6	$181.1
Less mark-to-market of pooled credit default swaps, net of taxes (1)	17.5	(11.4)	23.4	(34.1)
Operating Earnings (1)	$73.1	$58.6	$267.2	$215.2

(1) For definitions, see below, “Analysis of Financial Results – Operating Earnings.”

Operating earnings were $267.2 million for the full year and $73.1 million for the fourth quarter, representing increases of 24.2% and 24.8%, respectively, over operating earnings in the prior year’s comparable periods. See “Analysis of Financial Results” below for further discussion of earnings results.

Shareholders’ equity (book value) was $2.2 billion and non-GAAP adjusted book value (ABV) was $3.2 billion at December 31, 2003 (see table on page 2 for a reconciliation).  Over the past 12 months, ABV grew 18.1% excluding realized and unrealized capital gains and losses in the investment portfolio and 17.8% including such gains and losses.  (Management and some equity analysts use ABV per common share as a proxy for the Company’s intrinsic value, exclusive of franchise value.  The Company paid no dividends during the past 12 months.)

Present value (PV) originations during 2003 were $894.6 million, compared with $881.8 million in 2002.  Robert P. Cochran, chairman and chief executive officer of FSA Holdings and FSA, said: “2003 was another excellent new business origination year for FSA.  While the main driver was the strong U.S. municipal market, the U.S. asset-backed and European businesses also produced solid results.  Expanding international markets for public infrastructure financings and asset-backed securities continue to represent important future growth opportunities for FSA.  In aggregate, the business added in 2003 was of high credit quality and produced attractive returns.”

BUSINESS PRODUCTION

TOTAL NEW ORIGINATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Gross par insured (dollars in billions)	$16.6	$23.2	$80.8	$107.0
Gross PV originations (dollars in millions) (1)	202.6	255.7	894.6	881.8

(1)          The sum of (a) the present value of premiums originated (PV premiums), defined as future estimated installment premiums discounted to their present value plus upfront premiums, and (b) the present value of estimated future net interest margin (PVNIM) from guaranteed investment contracts (GICs) issued to municipalities and other market participants.  The discount rate was 5.91% in each period for all originations.  PV premiums, PVNIM and PV originations are non-GAAP measures that the Company employs as indicators of a given period’s origination activity because a substantial portion of the Company’s premium and net interest margin revenue is collected in installments.  For a reconciliation of total PV originations to gross premiums written, see below, “Analysis of Financial Results – Premiums.”

Unless otherwise noted, percentage changes mentioned in this release compare the period named with the comparable period of the prior year.

U.S. MUNICIPAL NEW ORIGINATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Gross par insured (dollars in billions)	$10.7	$14.6	$54.9	$51.6
Gross PV premiums (dollars in millions)	114.5	167.1	483.1	420.7

For the year, new issue volume in the U.S. municipal bond market reached a record $383.2 billion, and insurance penetration was slightly below 50%, similar to penetration in the prior year.  In this environment, FSA insured approximately 27% of the par amount of insured new issues sold during the year.

Including both primary and secondary U.S. municipal obligations with closing dates in 2003, the annual par amount insured by FSA increased 6.3%, and PV premiums increased 14.8%.  Premium rates were strong throughout the year due to wider than normal credit spreads.  FSA’s U.S. municipal par insured in the fourth quarter declined 26.8% while the related PV premium originations declined 31.5%.  The declines reflect moderately reduced market volume and the effect of a very large, high-premium transaction in the fourth-quarter of 2002.

U.S. ASSET-BACKED NEW ORIGINATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Gross par insured (dollars in billions) (1)	$3.8	$4.9	$15.6	$35.6
Gross PV premiums (dollars in millions)	39.4	41.5	177.6	196.1

(1)          Excludes amounts relating to FSA-insured GICs.

In 2003, PV premiums from the Company’s U.S. asset-backed business approached that of the previous year, off just 9.4%, despite a 56.2% decline in par originated.  Compared with the previous year, FSA’s asset-backed business was more diversified, with a shift away from large Super Triple-A credit default swaps (CDS), Triple-A tranches of residential mortgage-backed securities and auto loan transactions and toward higher premium types of transactions, including Triple-A collateralized loan obligations (CLOs) and certain residential mortgage and consumer finance issues, such as credit card receivable transactions.  FSA’s fourth-quarter U.S. asset-backed par originated decreased 21.8%, while PV premiums decreased 5.1%.

INTERNATIONAL NEW ORIGINATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Gross par insured (dollars in billions)	$2.1	$3.7	$10.3	$19.8
Gross PV premiums (dollars in millions)	36.0	39.1	189.8	199.3

Full-year international par insured declined 48.0% while PV premiums declined a modest 4.8%, largely because of a shift in the asset-backed business mix from Super Triple-A pooled corporate CDS to a broader range of transactions, including CLOs, synthetic residential mortgage securitizations and other structured financings.  Infrastructure financings contributed the largest share of international premium production, driven by major transactions in the United Kingdom.  Fourth-quarter par insured and PV premiums declined 42.9% and 7.9%, respectively.

FINANCIAL PRODUCTS NEW ORIGINATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Gross present value of future net interest margin (dollars in millions)	$12.7	$8.0	$44.1	$65.7

The present value of future net interest margin (PVNIM) during 2003 was 32.9% below PVNIM in 2002.   The low interest rate environment led to reduced demand for long-term GICs throughout the year, and the Company constrained its GIC activity during the first four months of the year as it approached a regulatory limit of 100 non-qualified holders.  This limit was lifted when the Company received an exemption from the Investment Company Act in April 2003.  PVNIM in the fourth quarter of 2003 was 58.8% higher than in the comparable period of 2002.

ANALYSIS OF FINANCIAL RESULTS

NET INCOME. Fourth-quarter net income rose 92.1% to $90.6 million from $47.2 million in the fourth quarter of 2002.  For the full year, net income rose 60.5% to $290.6 million from $181.1 million.  The following table provides the after-tax amounts of certain income and expense items that management believes are useful in analyzing net income:

NOTEWORTHY ITEMS INCLUDED IN NET INCOME

(All items shown net of taxes.  Dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Refundings, calls or other accelerations (1)	$4.4	$7.3	$15.6	$15.4
Realized gains, net	0.8	1.6	3.8	21.2
Equity-based compensation	(10.2)	(9.1)	(28.3)	(24.2)
General reserve contribution for estimated loss on CDOs		(7.2)	(6.5)	(29.3)
Mark-to-market of single-name CDS program				(28.3)
Equity earnings in Fairbanks	(3.3)	4.3	(12.6)	12.8
Cumulative accounting adjustment (2)			4.8
Mark-to-market of pooled CDS (3)	17.5	(11.4)	23.4	(34.1)

(1)          Net of deferred acquisition cost amortization

(2)          Effective for the third quarter of 2003, the Company applied Financial Accounting Standards Board (FASB) Interpretation No. 46 (FIN 46) to two variable interest entities, Canadian Global Funding Corporation and FSA Global, which it therefore consolidated.  These events were recorded as a cumulative effect of a change in accounting principle.

(3)          This item is excluded from operating earnings

For the fourth quarter of 2003, the Company’s equity in the earnings of Fairbanks Capital Holding Corp. (Fairbanks), a mortgage servicing holding company in which the Company owns a minority interest, was recorded as a pre-tax loss of $3.5 million, compared with pre-tax income of $4.6 million in the fourth quarter of 2002.  The decrease in the Company’s equity in the earnings of Fairbanks for the quarter was a result of restructuring costs incurred by Fairbanks.   For 2003, the Company’s pre-tax equity in the earnings of Fairbanks was a pre-tax loss of $13.5 million compared with pre-tax income of $13.8 million for the prior year.  At December 31, 2003, the Company’s interest in Fairbanks had a book value of $46.4 million, including unamortized goodwill of $7.6 million.  While the Company does not believe the investment is currently impaired, the Company continues to monitor the value of its investment in Fairbanks.

In 2002, fourth-quarter net income reflected a pre-tax expense of $10.1 million to strengthen the general reserve as a result of credit deterioration and defaults in the collateral backing certain collateralized bond obligations (CBOs).

The Company has always included in net income the full future-value payout cost of its performance share program, which is the Company’s only equity-based compensation program.  See the table above for the effect of this expense on net income.

OPERATING EARNINGS.  Under Statement of Financial Accounting Standards No. 133 (SFAS No. 133), the Company marks to market certain CDS transactions based on an estimate of fair value derived from pricing of insurance premiums in the CDS market during the applicable period.  For purposes of calculating operating earnings, pooled CDS are defined as FSA-insured CDS that reference pools of financial obligations and require payments by the Company if losses exceed a defined deductible that provides an investment-grade level of protection to the Company.  Mark-to-market adjustments for such transactions are excluded from operating earnings because they are expected to sum to zero over the lives of the relevant transactions.  Management considers operating earnings a key measure of normal operating results.

Fourth-quarter operating earnings of $73.1 million were lower than net income because they exclude positive mark-to-market adjustments totaling $26.2 million ($17.5 million after taxes).    The comparable mark-to-market adjustments in the fourth quarter of 2002 were charges totaling $16.8 million ($11.4 million after taxes).  Such mark-to-market adjustments primarily reflect tightening and widening of market credit spreads.  The Company views CDS risks as comparable to insured risks and enters into such non-cancelable contracts with the full intent of holding them to maturity.

Twelve-month operating earnings of $267.2 million were lower than net income because they exclude positive mark-to-market adjustments totaling $34.8 million ($23.4 million after taxes).    The comparable mark-to-market adjustments in 2002 were charges totaling $50.2 million ($34.1 million after taxes).

PREMIUMS. The following tables reconcile gross premiums written to PV originations and summarize net earned and written premiums.

RECONCILIATION OF GROSS PREMIUMS WRITTEN TO PV ORIGINATIONS:

(Dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Gross premiums written (1)	$209.3	$273.1	$895.8	$803.7
Gross installment premiums received	(98.8)	(84.7)	(355.4)	(321.6)
PV estimated future premiums originated	79.4	59.3	310.1	334.0
PVNIM originated	12.7	8.0	44.1	65.7
Gross PV originations	$202.6	$255.7	$894.6	$881.8

(1)          Gross premiums written captures premiums collected in the period, whether collected up front for business originated in the period or in installments for business originated in prior periods.

NET EARNED AND WRITTEN PREMIUMS

(Dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Premiums written, net of reinsurance	$151.3	$163.0	$614.3	$532.7
Premiums earned, net of reinsurance	92.7	88.0	356.4	314.9
Net premiums earned excluding effect of refundings and prepayments	83.8	75.8	324.9	286.9

Fourth quarter gross premiums written and net premiums written decreased 23.4% and 7.2%, respectively, over their levels in the comparable period of 2002.  During 2003, gross premiums written and net premiums written grew 11.4% and 15.3%, respectively.  New municipal originations were lower in the fourth quarter of 2003 than in that of 2002 but higher year-over-year.

For the fourth quarter, net premiums earned totaled $92.7 million, a 5.3% increase from the result in the prior year’s comparable period.  Fourth-quarter refundings and prepayments were $8.9 million, compared with $12.3 million in the same period of 2002.  Excluding refundings and prepayments, net premiums earned increased 10.5%.

For the full year, net premiums earned totaled $356.4 million, a 13.2% increase from the 2002 result.  Refundings and prepayments in 2003 were $31.5 million, compared with $28.0 million in 2002.  Excluding refundings and prepayments, net premiums earned increased 13.2%.

NET INTEREST MARGIN.  Fourth-quarter net interest margin (NIM) was $9.1 million, compared with $1.7 million in the prior year’s comparable period.  Net interest margin for 2003 was $14.5 million, compared with $7.8 million in 2002.

INVESTMENT PORTFOLIO. Net investment income for the fourth quarter of 2003 was $41.5 million, an increase of 14.7% over the prior year’s fourth-quarter result.  The increase reflected higher invested balances partially offset by lower reinvestment rates stemming from the current low interest rate environment.  Net realized gains were $1.1 million in the fourth quarter of 2003 and $2.4 million in the same period of 2002.  The Company’s effective tax rate on investment income (excluding the effects of realized gains and losses and variable interest entities) was 9.2% for the fourth quarter of 2003, compared with 9.4% for the same period of the prior year.  For the full year, net investment income was $155.0 million and net realized gains were $5.1 million, compared with $139.1 million and $29.2 million, respectively, in the prior year.

EXPENSES AND RESERVES. For the fourth quarter, policy acquisition and other operating expenses decreased to $37.2 million, or $3.9 million lower than in the prior year’s fourth quarter.  Losses and loss adjustment expenses, net of reinsurance, were $7.0 million ($5.4 million after taxes) in the fourth quarter of 2003.  In the fourth quarter of 2002, losses and loss adjustment expenses, net of reinsurance, were $14.6 million ($10.5 million after taxes).  Additions to reserves represent management’s estimate of the amount required to cover the present value of the net cost of claims, based on statistical provisions for new originations and a separate review of the insured CDO portfolio.  At December 31, 2003, FSA’s general reserve totaled $111.5 million.   During the fourth quarter of 2003, a net amount of $13.1 million was transferred back into the general reserve from case reserves, primarily due to marginal improvements in model results for a small number of underperforming CDO and residential mortgage transactions.  Transfers between general and case reserves represent a reallocation of existing loss reserves and have no impact on earnings.  At December 31, 2003, case and general reserves in aggregate totaled $174.2 million, compared with $147.7 million at December 31, 2002.

ADDITIONAL INFORMATION

The Company will post its current Operating Supplement to its website, www.fsa.com, today.  The Operating Supplement contains additional information about results for the period covered in this release.  On the Investor Presentations page of its website, the Company will also post updated information about its insured securitization program with AmeriCredit Corp.

NON-GAAP TERMS

Management and investors consider the measures identified in this release as non-GAAP measures to be important in analyzing the financial results of the Company.  However, none of these measures are promulgated in accordance with accounting principles generally accepted in the United States of America and should not be considered as substitutes for such GAAP measures as shareholders’ equity, net income, revenues, expenses and gross premiums written.

FORWARD-LOOKING STATEMENTS

The Company relies upon the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

In its filings with the SEC, reports to investors, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to, (i) projections of revenues, income (or loss), earnings (or loss), dividends, market share or other financial forecasts; (ii) statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value or return on equity; and (iii) expected losses on, and adequacy of loss reserves for, insured transactions. Words such as “believes”, “anticipates”, “expects”, “intends” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include: (i) changes in capital requirements or other criteria of securities rating agencies applicable to financial guaranty insurers in general or to FSA specifically; (ii) competitive forces, including the conduct of other financial guaranty insurers in general; (iii) changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients; (iv) changes in accounting principles or practices that may result in a decline in securitization transactions; (v) an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting transactions insured by FSA or its investment portfolio; (vi) inadequacy of loss reserves established by the Company; (vii) temporary or permanent disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures; (viii) downgrade or default of one or more of FSA’s reinsurers; (ix) the amount and nature of business opportunities that may be presented to the Company; (x) market conditions, including the credit quality and market pricing of securities issued; (xi) capacity limitations that may impair investor appetite for FSA-insured obligations; (xii) market spreads and pricing on insured credit default swap exposures, which may result in gain or loss due to mark-to-market accounting requirements; (xiii) prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; (xiv) changes in the value or performance of strategic investments made by the Company and (xv) other factors, most of which are beyond the Company’s control. The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

THE COMPANY

Financial Security Assurance Holdings Ltd. (FSA Holdings) is a New York-headquartered holding company whose subsidiaries provide financial guarantees in both the public and private sectors around the world.  Its principal operating subsidiary, Financial Security Assurance Inc. (FSA), is a leading guarantor of municipal bonds, infrastructure financings and asset-backed securities.  FSA has earned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Rating and Investment Information, Inc.  FSA Holdings is a member of the Dexia group.  For additional information, visit www.fsa.com.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
Condensed Consolidated Statements of Operations and Comprehensive Income
(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Revenues:
Net premiums written	$151,269	$163,016	$614,284	$532,747

Net premiums earned	92,665	88,042	356,373	314,880
Net investment income	41,476	36,165	155,003	139,120
Net realized gains	1,082	2,444	5,126	29,204
Financial products net interest income	37,216	10,627	74,163	28,414
Financial products net realized gains (losses)	146	(208)	(950)	(154)
Net realized and unrealized gains (losses) on derivative instruments	29,043	(15,383)	39,442	(94,377)
Other income	1,262	1,183	3,179	3,011
TOTAL REVENUES	202,890	122,870	632,336	420,098
Expenses:
Losses and loss adjustment expenses	6,953	14,618	34,486	65,613
Interest expense	7,891	10,476	33,812	28,098
Policy acquisition costs	15,106	14,924	58,391	54,093
Financial products net interest expense	28,962	8,841	58,251	20,481
Other operating expenses	22,129	26,171	66,940	58,265
TOTAL EXPENSES	81,041	75,030	251,880	226,550
Minority interest	(1,867)	(1,034)	(9,612)	(6,684)
Equity in earnings of unconsolidated affiliates	2,017	9,651	5,529	29,315
INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	121,999	56,457	376,373	216,179
Provision for income taxes	(31,408)	(9,303)	(90,587)	(35,104)
INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	90,591	47,154	285,786	181,075
Cumulative effect of accounting change, net of income taxes of $2,598			4,800
NET INCOME	90,591	47,154	290,586	181,075
Other comprehensive income (loss), net of tax: Unrealized gains (losses) on securities:
Holding gains (losses) arising during period	2,328	(17,255)	16,508	92,905
Less: reclassification adjustment for gains included in net income	1,051	1,611	3,758	21,188
Other comprehensive income (loss)	1,277	(18,866)	12,750	71,717
COMPREHENSIVE INCOME	$91,868	$28,288	$303,336	$252,792

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except per share data)

	December 31, 2003	December 31, 2002
ASSETS
Bonds at market value (amortized cost of $3,310,310 and $2,615,173)	$3,543,649	$2,829,763
Short-term investments	230,907	375,688
Total financial guaranty investment portfolio	3,774,556	3,205,451

Variable interest entities’ bonds at market value (amortized cost of $1,477,787)	1,475,561
Variable interest entities’ short-term investment portfolio	4,624
Guaranteed investment contract bond portfolio at market value (amortized cost of $4,033,979 and $1,840,949)	4,031,263	1,827,312
Guaranteed investment contract bond portfolio pledged as collateral at market value (amortized cost of $70,358)	66,423
Guaranteed investment contract short-term investment portfolio	226,726	4,632
Total investment portfolio	9,579,153	5,037,395
Cash	21,546	31,368
Securitized loans	440,611	437,462
Deferred acquisition costs	273,646	253,777
Prepaid reinsurance premiums	695,398	557,659
Investment in unconsolidated affiliates	110,863	115,833
Reinsurance recoverable on unpaid losses	59,235	75,950
Other assets	1,124,063	518,039

TOTAL ASSETS	$12,304,515	$7,027,483

LIABILITIES AND MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Deferred premium revenue	$1,861,960	$1,450,211
Losses and loss adjustment expenses	233,408	223,618
Guaranteed investment contracts	4,198,915	2,449,033
Variable interest entities’ debt	2,335,902
Deferred federal income taxes	152,646	124,310
Notes payable	631,564	430,000
Accrued expenses and other liabilities	721,683	481,941

TOTAL LIABILITIES AND MINORITY INTEREST	10,136,078	5,159,113

Common stock (200,000,000 shares authorized; 33,517,995 issued; par value of $.01 per share)	335	335
Additional paid-in capital – common	900,224	903,494
Accumulated other comprehensive income (net of deferred income taxes of $76,041 and $66,270)	147,433	134,683
Accumulated earnings	1,120,445	829,858
Deferred equity compensation	23,445	23,445
Less treasury stock at cost (297,658 shares held)	(23,445)	(23,445)

TOTAL SHAREHOLDERS’ EQUITY	2,168,437	1,868,370

TOTAL LIABILITIES AND MINORITY INTEREST AND SHAREHOLDERS’ EQUITY	$12,304,515	$7,027,483

Expense Analysis(1)

(dollars in thousands)

2003	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Losses and loss adjustment expenses	$6,300	$6,595	$14,638	$6,953	$34,486
Interest	7,085	7,085	11,750	7,892	33,812
Amortization of previously deferred underwriting expenses and reinsurance commissions	13,399	13,537	16,349	15,106	58,391

Gross underwriting and operating expenses	47,450	56,899	46,688	67,877	219,142

Underwriting expenses deferred	(31,849)	(39,561)	(34,816)	(45,978)	(152,204)
Reinsurance commissions received, net	(9,083)	(27,920)	(20,996)	(15,945)	(73,944)
Reinsurance commissions deferred, net	9,083	27,920	20,996	15,945	73,944
Other operating expenses	15,601	17,338	11,872	21,899	66,940

Total expenses	$42,385	$44,555	$54,609	$52,079	$193,628

2002	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Losses and loss adjustment expenses	$2,912	$39,207	$8,876	$14,618	$65,613
Interest	5,861	5,881	5,880	10,476	28,098
Amortization of previously deferred underwriting expenses and reinsurance commissions	12,365	13,512	13,292	14,924	54,093

Gross underwriting and operating expenses	43,083	43,293	46,176	61,555	194,107
Underwriting expenses deferred	(32,820)	(32,572)	(35,066)	(35,384)	(135,842)
Reinsurance commissions received, net	(12,690)	(10,589)	(15,619)	(29,566)	(68,464)
Reinsurance commissions deferred, net	12,690	10,589	15,619	29,566	68,464
Other operating expenses	10,263	10,721	11,110	26,171	58,265

Total expenses	$31,401	$69,321	$39,158	$66,189	$206,069

(1) Excludes net interest expense of guaranteed investment contract business.

Effect of Insured Bond Refundings
(dollars in thousands)

2003	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Earned Premium Recognized	$4,397	$7,493	$10,729	$8,905	$31,524
Less:
Deferred Acquisition Costs Recognized	1,220	1,376	2,789	2,099	7,484
Net Effect Before Taxes	3,177	6,117	7,940	6,806	24,040
Tax Provision	1,112	2,141	2,779	2,382	8,414
Net Income Effect	2,065	3,976	5,161	4,424	15,626

2002	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Earned Premium Recognized	$2,289	$7,019	$6,403	$12,254	$27,965
Less:
Deferred Acquisition Costs Recognized	555	1,432	1,338	1,043	4,368
Net Effect Before Taxes	1,734	5,587	5,065	11,211	23,597
Tax Provision	607	1,955	1,773	3,924	8,259
Net Income Effect	1,127	3,632	3,292	7,287	15,338

Annual Financial and Statistical Data
(dollars in thousands, except per share data)

	Years Ended December 31
	2003	2002	2001	2000	1999
Income Statement
Gross premiums written	$895,826	$803,701	$485,570	$372,325	$362,671
Net premiums written	614,284	532,747	319,638	218,138	230,435
Net premiums earned	356,373	314,880	230,999	192,149	174,959
Net investment income	155,003	139,120	128,921	121,144	94,723
Guaranteed investment contract, net	14,962	7,779	(235)
Losses and loss adjustment expenses	34,486	65,613	12,497	9,403	8,829
Income before income taxes and cumulative effect of accounting change	376,373	216,179	269,477	67,401	163,978
Net Income	290,586	181,075	209,496	63,283	125,405

Selected Financial Statistics

GAAP Basis(1)
Loss ratio (%)	9.5	20.6	5.4	4.9	5.0
Expense ratio (%)	31.8	31.6	34.6	54.5	38.3
Combined ratio (%)	41.3	52.2	40.0	59.4	43.3
SAP Basis(1)
Loss ratio (%)	3.7	15.1	4.0	(0.5)	3.0
Expense ratio (%)	21.3	20.9	37.1	59.1	18.9
Combined ratio (%)	25.0	36.0	41.1	58.6	21.9
Balance Sheet
Total investments	$9,579,153	$5,037,395	$3,214,097	$2,234,851	$2,140,022
Prepaid reinsurance premiums	695,398	557,659	420,798	354,117	285,105
Total assets	12,304,515	7,027,483	4,308,854	3,148,694	2,905,644
Deferred premium revenue	1,861,960	1,450,211	1,090,332	936,826	844,146
Notes payable	631,564	430,000	330,000	230,000	230,000
Total liabilities and minority interest	10,136,078	5,159,113	2,672,896	1,682,961	1,652,960
Shareholders’ equity	2,168,437	1,868,370	1,635,958	1,465,733	1,251,984
Selected Financial Statistics(1)
Gross insurance in force	$565,371,437	$512,232,953	$422,296,318	$321,753,871	$271,964,391
Net insurance in force	409,476,253	365,256,111	300,637,067	225,426,403	195,571,240
Qualified statutory capital	2,104,257	1,876,117	1,593,570	1,436,681	1,320,082
Capital ratio	195:1	195:1	189:1	157:1	148:1

(1)          These ratios and statistics relate solely to FSA.  The GAAP loss ratio is losses and loss adjustment expenses incurred (inclusive of additions to the General Reserve) divided by net premiums earned.  The SAP loss ratio is losses and loss adjustment expenses incurred (exclusive of additions to the General Reserve) divided by net premiums earned.  The GAAP expense ratio is underwriting and operating expenses divided by net premiums earned.  The SAP expense ratio is underwriting and operating expenses divided by net premiums written.  The combined ratio on both a GAAP and SAP basis is the sum of the applicable loss and expense ratios.

(2)          Includes $105,541 of merger related costs.

Statutory Analytics & Investment Portfolio

December 31, 2003

(dollars in thousands)

Statutory Analytics	4th Qtr. 2003	Year-to-date 2003	Full Year 2002

Loss Ratio (1)	(14.4)%	3.7%	15.1%
Expense Ratio(1)	31.9%	21.3%	20.9%
Combined Ratio(1)	17.5%	25.0%	36.0%

		12/31/03	12/31/02
Contingency Reserve		936,761	691,955
Capital and Surplus		1,167,496	1,184,162
Qualified Statutory Capital		2,104,257	1,876,117
Unearned Premium Reserve		1,356,385	1,055,340
Loss and Loss Adjustment Expenses		64,936	58,012
Policyholder Capital and Reserves		3,525,578	2,989,469
Net Present Value of Installment Premiums		607,092	589,654
Third-Party Capital Support		525,000	240,000
Total Claims-Paying Resources		4,657,670	3,819,123
Net insurance in force (principal & interest)		$409,476,253	$365,256,111
Capital Ratio(2)		195:1	195:1
Claims-paying ratio(3)		88:1	96:1

(1) Underwriting expense ratio is based on net premium earned for GAAP and net premiums written for statutory.

(2) Capital ratio is net insurance in force divided by qualified statutory capital.

(3) Claims-paying ratio is net insurance in force divided by claims-paying resources.

Investment Portfolio(1)

Type of Security	Amortized Cost	Market Value	% of Amortized Cost	Yield(2)	Annualized Income(3)
Long-term bonds:
Tax-exempt	$2,506,380	$2,727,022	70.8%	5.08%	$127,225
Taxable	803,930	819,627	22.7%	4.68%	37,620
Short-term	230,907	230,907	6.5%	0.99%	1,713

Total	$3,541,217	$3,777,556	100.0%	4.78%	$166,558

Maturity	Amortized Cost	% of Amortized Cost	Quality Distribution of Long-Term Fixed Income Investments
Within 1 Year	$284,727	8.0%	AAA	77.1%
1 to 5 Years	427,201	12.1%	AA	20.0%
5 to 10 Years	492,998	13.9%	A	2.9%
10 or more Years	2,032,676	57.4%	NR	0.0%
Mortgage-backed Securities	220,031	6.2%		100.0%
Asset-backed Securities	83,584	2.4%

Total	$3,541,217	100.0%

(1)          Excludes portfolio related to municipal investment agreements.

(2)          Estimated yield on assets at end of reporting quarter; short-term investments includes taxable and tax-exempt securities but excludes cash equivalents of $57.2 million.

(3)          Before taxes if applicable; based on indicated yields.

Municipal New-Issue Market Data(1)

(dollars in billions)

	Par Value		Percent	FSA Market Share(2)
	Issued	Insured	Insured	Amount	Percent

4th Qtr. 2003	91.8	38.6	42.1%	9.7	25.1%
3rd	85.5	46.3	54.2%	13.3	28.7%
2nd	120.4	59.0	49.0%	15.7	26.6%
1st	85.6	45.6	53.3%	13.1	28.7%

4th Qtr. 2002	105.0	50.4	48.0%	13.0	25.8%
3rd	87.2	43.1	49.4%	10.5	24.4%
2nd	98.4	48.4	49.2%	12.4	25.6%
1st	68.2	37.0	54.3%	11.6	31.4%

2003	383.2	189.5	49.5%	51.8	27.3%
2002	358.8	178.9	49.9%	47.5	26.6%
2001	288.2	134.3	46.6%	36.3	27.0%
2000	200.7	79.3	39.5%	19.5	24.6%
1999	227.6	105.6	46.4%	24.2	22.9%
1998	286.7	145.5	50.8%	32.0	22.0%
1997	220.7	107.5	48.7%	16.2	15.1%
1996	185.2	85.7	46.3%	11.2	13.1%
1995	160.4	68.6	42.8%	3.3	4.8%
1994	165.1	61.5	37.3%	2.7	4.4%
1993	292.2	107.9	36.9%	7.5	7.0%
1992	234.7	80.8	34.4%	4.8	5.9%
1991	172.4	51.9	30.1%	2.8	5.4%

(1)          FSA estimates based on industry sources, including The Bond Buyer and Securities Data Company.  Data is subject to revision as additional information becomes available.

(2)          Share of insured bond market.  FSA volume for 1993 through 2003 is based on sales dates, not closing dates, and will not reconcile with other data in this Supplement.  Excludes secondary-market and non-U.S. transactions.

Gross Par Value and Present Value Originated by FSA

(dollars in millions)

	4th Quarter		Year-to-Date
	2003	2002	2003	2002
Municipal (U.S. and International)
Gross Par Value Insured	11,237	15,170	57,392	53,973
Gross Premiums Written
Up-Front	112.7	187.9	531.6	467.6
Installments(1)	20.4	4.2	56.2	41.3
Total Gross Premiums	133.1	192.1	587.8	508.9

Gross Present Value of Premiums Written(2)	139.0	191.5	612.5	545.1

Asset-Backed (U.S. and International)
Gross Par Value Insured	5,376	7,990	23,375	53,081
Gross Premiums Written
Up-Front	2.1	3.7	19.0	17.7
Installments(1)	75.8	77.3	291.7	277.1
Total Gross Premiums	77.9	81.0	310.7	294.8

Gross Present Value of Premiums Written(2)	50.9	56.2	238.0	271.0

Financial Products
Gross Par Value Insured(3)	1,422	1,238	3,566	2,674
Gross Net Interest Margin Written
Up-Front	0.0	0.0	0.0	0.0
Installments	2.7	3.2	7.5	3.2
Total Gross Net Interest Margin	2.7	3.2	7.5	3.2

Gross Present Value of Net Interest Margin(4)	12.7	8.0	44.1	65.7

Total Originations Written
Gross Par Value Insured	18,035	24,398	84,333	109,728
Gross Originations Written
Up-Front	114.8	191.6	550.6	485.3
Installments	98.9	84.7	355.4	321.6
Total Gross Originations	213.7	276.3	906.0	806.9

Gross Present Value of Originations	202.6	255.7	894.6	881.8

(1)          Installments are the periodic premium payments received by FSA for business written in current and prior years.

(2)          The Company evaluates its insurance business production for a given period by its gross present value (PV) of premiums written.  Gross PV premiums written for a particular period includes both (i) the amount of premiums received in such period under all insurance policies in which premiums are payable up front and (ii) the amount of all future premiums estimated to be payable under the Company’s installment-based policies issued during such period, discounted to present value.   The discount rate for business written in 2003 is 5.91% per annum and in 2002 is 5.91% per annum, equal to the average pre-tax yield on the Company’s investment portfolio for the previous three calendar years.  Management uses its best estimate of the life of each insurance policy for which premiums are payable in installments when calculating gross PV premiums written.  However, the actual period over which installment-based premiums are paid and the total amount paid will vary from management’s estimate if the insured obligation remains outstanding for a period that is different from that estimated by management.  If the life of an insured obligation is shorter than that estimated, the related gross PV premiums outstanding will be reduced.  Conversely, if the life of an insured obligation is longer than that estimated, the related gross PV premiums outstanding will be increased.

(3)          Relates only to FSA-insured GICs issued by the Company’s GIC subsidiaries (FSA Capital Markets Services LLC and FSA Capital Management Services LLC), which are consolidated in the Company’s financial statements.  For these transactions, the outstanding par amounts are reflected as insurance exposure in FSA’s financial statements but as GIC liabilities in those of the Company.  As a result, the total outstanding exposures reported by FSA and the Company differ.

(4)          The present value of the net interest margin represents the present value of the difference between the estimated interest to be received on the GIC investments and the estimated interest to be paid on the GIC liabilities over the estimated life of each transaction, giving effect to swaps and other derivatives which convert fixed rate assets and liabilities to floating rates.  The discount rate is the same as used for premiums (see footnote 2).

FSA Insured Portfolio Profile

Par Value

(dollars in millions)

		Insured in 2003			Outstanding as of December 31, 2003
	Gross Amount	%	Net Amount	%	Net Amount	%
Municipal Obligations
Domestic
General obligation bonds	$20,734	36.1	$17,372	38.7	$65,222	38.2
Tax-supported bonds	11,886	20.7	9,123	20.3	33,835	19.8
Municipal utility revenue bonds	10,201	17.8	7,928	17.7	30,025	17.6
Health care revenue bonds	2,277	4.0	1,545	3.4	7,051	4.1
Housing revenue bonds	2,524	4.4	2,031	4.5	7,597	4.4
Transportation revenue bonds	4,803	8.4	3,464	7.7	10,744	6.3
Other municipal bonds	2,438	4.2	2,196	4.9	10,319	6.0
Subtotal	54,863	95.6	43,659	97.2	164,793	96.4
International	2,529	4.4	1,266	2.8	6,145	3.6
Total municipal obligations	$57,392	100.0	$44,925	100.0	$170,938	100.0

Geographic Distribution
California	$8,737	15.2	$6,987	15.6	$24,789	14.5
New York	5,398	9.4	4,094	9.1	15,727	9.2
Texas	3,354	5.9	2,658	5.9	12,127	7.1
Pennsylvania	4,006	7.0	3,456	7.7	10,550	6.2
Florida	3,809	6.6	3,034	6.8	10,007	5.8
New Jersey	4,138	7.2	3,248	7.2	8,673	5.1
Illinois	1,763	3.1	1,380	3.1	7,774	4.5
Washington	1,388	2.4	1,123	2.5	6,140	3.6
Michigan	1,953	3.4	1,565	3.5	5,134	3.0
Massachusetts	1,183	2.1	1,087	2.4	5,016	2.9
Wisconsin	1,402	2.4	830	1.8	4,039	2.4
Ohio	1,622	2.8	1,163	2.6	3,732	2.2
Indiana	1,922	3.4	1,567	3.5	3,581	2.1
All Other U.S. Jurisdictions	14,188	24.7	11,467	25.5	47,504	27.8
International	2,529	4.4	1,266	2.8	6,145	3.6
Total municipal obligations	57,392	100.0	$44,925	100.0	$170,938	100.0

Asset-Backed Obligations
Domestic
Residential mortgages	$5,303	19.7	$4,773	20.6	$14,816	12.0
Consumer receivables	4,512	16.7	3,511	15.2	13,484	10.9
Pooled corporate obligations	4,463	16.6	3,464	15.0	48,919	39.6
Investor-owned utility obligations	—	0.0	—	0.0	406	0.4
Other asset-backed obligations(1)	4,928	18.3	4,480	19.3	8,279	6.7
Subtotal	19,206	71.3	16,228	70.1	85,904	69.6
International	7,735	28.7	6,932	29.9	37,548	30.4
Total asset-backed obligations(1)	26,941	100.0	$23,160	100.0	$123,452	100.0

Total Portfolio	$84,333		$68,085		$294,390

	Rating(2)	Percent of Portfolio
	AAA	24.7
Distribution of Insured Portfolio by Rating as of December 31, 2003	AA	28.0
	A	34.5
	BBB	11.8
	Other	1.0
		100.0

(1)          Includes amounts related to FSA-insured GICs

(2)          Based upon internal FSA ratings.

50 Largest Municipal Exposures
as of December 31, 2003

(dollars in millions)

Obligor	Net Par Outstanding	% of Total Net Par Outstanding
California Housing Finance Agency Single-Family Mortgage Revenue Bonds	$1,448.49%
Commonwealth of Massachusetts G.O.		902.31%
New York State Thruway Authority, Highway and Bridge Trust Fund		894.30%
State of Washington G.O.		876.30%
Clark County School District, NV, G.O.		834.28%
State of Hawaii G.O.		826.28%
New York City, NY, G.O.		810.28%
Long Island Power Authority, NY		800.27%
State of Connecticut Special Tax		796.27%
Metropolitan Transit Authority, NY		779.27%
New Jersey Transportation Trust Fund Authority		777.26%
State of Illinois G.O.		756.26%
State of California G.O.		750.26%
New Jersey Turnpike Authority Revenue Bonds		741.25%
New York Local Government Assistance Corp		730.25%
Seattle, WA, Light and Power		701.24%
Philadelphia, PA, School District G.O.		698.24%
Port Authority of New York and New Jersey, Consolidated Bonds		683.23%
Los Angeles USD, CA, G.O.		646.22%
District of Columbia, G.O.		625.21%
Metropolitan Transit Authority, NY Dedicated Tax		622.21%
Detroit, MI, Sewage Disposal System Revenue Bonds		615.21%
Puerto Rico Electric Power Authority		610.21%
Massachusetts Water Resources Authority, General Revenue		601.20%
Los Angeles MTA, CA, Sales Tax Revenue Bonds		601.20%
Florida Public Education (Gross Receipts)		598.20%
NYS Dormitory Authority -Mental Health Services		591.20%
Houston, TX, Water and Sewer System Revenue		583.20%
State of California Department of Water Resources Power Supply		573.20%
Houston, TX Airport System		550.19%
Kentucky State Property and Buildings Commission Revenue Bonds		546.19%
Michigan State Building Authority		539.18%
Hydro-Quebec -Province of Quebec Guaranteed		536.18%
Miami-Dade County, FL, Aviation Revenue Miami Int’l Airport		524.18%
NJHMFA Multi-Family Housing Revenue Bonds		519.18%
New York City, NY, Municipal Water Finance Authority		503.17%
New York City, NY, Health and Hospital Corp		500.17%
Commonwealth of Puerto Rico G.O.		497.17%
New Jersey Economic Development Authority State Pension Funding		487.17%
Maine Health and Higher Educational Facilities Authority		478.16%
Sacramento Municipal Utility District, CA, Electric Revenue		457.16%
South Carolina Public Service Authority, Santee Cooper		454.15%
Philadelphia, PA, G.O.		448.15%
State of Florida, Department of Transportation Turnpike Revenue		437.15%
Province of Quebec, G.O.		436.15%
The School Board of Palm Beach County, Florida Lease		436.15%
Energy Northwest Electric Revenue		431.15%
Garden State, NJ Preservation Trust Open Space and Farmland		427.15%
State of Michigan Grant Anticipation Notes		424.14%
Massachusetts HFA Single Family Housing Revenue		423.14%
Total		$31,518	10.71%

25 Largest Asset-Backed Exposures
as of December 31, 2003

(dollars in millions)

Obligor	Net Par Outstanding	% of Total Net Par Outstanding

International Super AAA Synthetic CDO	$2,857.97%
International Synthetic CDO		1,890.64%
International Super AAA Synthetic CDO		1,852.63%
International Synthetic CDO		1,594.54%
U.S. AAA Synthetic CDO		1,592.54%
U.S. AAA Synthetic CDO		1,588.54%
U.S. AAA Synthetic CDO		1,553.53%
International Super AAA Synthetic CDO		1,518.52%
International Super AAA Synthetic CDO		1,494.51%
International Super AAA Synthetic CDO		1,442.49%
International Synthetic CDO		1,404.48%
International Super AAA Synthetic CDO		1,356.46%
US Super AAA Synthetic CDO		1,312.45%
International Super AAA Synthetic CDO		1,277.43%
International Super AAA Synthetic CDO		1,192.41%
International Synthetic CDO		1,139.39%
WFS Financial 2002-4 Owner Trust		1,129.38%
International Super AAA Synthetic CDO		1,120.38%
International Super AAA Synthetic CDO		1,102.37%
International Super AAA Synthetic CDO		1,052.36%
International Super AAA Synthetic CDO		1,046.36%
US Super AAA Synthetic CDO		930.32%
International AAA Synthetic CDO		924.31%
International Super AAA Synthetic CDO		908.31%
US Super AAA Synthetic CDO		903.31%

Total		$34,174	11.61%

“International Synthetic CDO” denotes a CDO with 20% or greater non-US collateral.  “Super AAA” means the level of first-loss protection exceeds 1.3x the level required for an Aaa/AAA rating.  Where indicated, ratings are current FSA internal ratings expressed in industry terms.

FSA Asset-Backed Debt Service and Premiums (1) (2)

(dollars in millions)

Debt Service
(Principal and Interest)

	Insured Debt Service			Portfolio Run Off(2)	Ending Net Outstanding
	Gross	Ceded	Net

4th Qtr. 2003	$5,503	$619	$4,884	$(6,056)	$133,740
3rd	8,822	1,340	7,482	(6,923)	134,912
2nd	6,279	1,444	4,835	(8,761)	134,353
1st	4,501	1,150	3,351	(6,757)	138,279

4th Qtr. 2002	7,638	2,554	5,084	(6,791)	141,685
3rd	12,631	3,008	9,623	(7,434)	143,392
2nd	15,428	2,779	12,649	(6,450)	141,203
1st	18,432	2,241	16,191	(8,491)	135,004

2003	25,105	4,553	20,552	(28,497)	133,740
2002	54,129	10,582	43,547	(29,166)	141,685
2001	75,404	10,681	64,723	(19,807)	127,304
2000	44,714	8,181	36,533	(19,031)	82,388
1999	41,694	8,904	32,790	(15,574)	64,886

Premiums (GAAP Basis)

				Ending Net Unearned Premium	Ending Net PV Premium	Total
	Written Premium
	Gross	Ceded	Net

4th Qtr. 2003	$80.6	$22.3	$58.3	$91.3	$518.4	$609.7
3rd	78.8	22.3	56.5	92.2	511.8	604.0
2nd	91.3	26.7	64.6	95.7	507.6	603.3
1st	67.5	20.0	47.5	88.6	522.6	611.2

4th Qtr. 2002	84.2	25.2	59.0	93.5	520.1	613.6
3rd	76.9	21.2	55.7	100.0	528.9	628.9
2nd	70.8	18.3	52.5	98.4	543.2	641.6
1st	66.1	17.6	48.5	105.3	550.1	655.4

2003	318.2	91.3	226.9	91.3	518.4	609.7
2002	298.0	82.3	215.7	93.5	520.1	613.6
2001	254.8	86.8	168.0	105.2	510.2	615.4
2000	202.6	68.0	134.6	98.4	352.3	450.7
1999	160.9	45.0	115.9	93.4	301.7	395.1

(1)          Excludes the effect of consolidation of FSA Global Funding Limited and Canadian Global Funding Corporation.

(2)          Includes decreases due to prepayments and increases due to accretions or higher outstanding under variable programs.

FSA Municipal Debt Service and Premiums
(dollars in millions)

Debt Service
(Principal and Interest)

	Insured Debt Service			Portfolio Run Off(1)	Ending Net Outstanding
	Gross	Ceded	Net

4th Qtr. 2003	$19,165	$5,049	$14,116	$(4,512)	$275,736
3rd	29,620	6,115	23,505	(8,210)	266,132
2nd	28,389	8,004	20,385	(3,258)	250,837
1st	18,477	3,277	15,200	(5,061)	233,710

4th Qtr. 2002	25,295	7,209	18,086	(3,928)	223,571
3rd	23,699	6,490	17,209	(5,200)	209,413
2nd	23,287	6,366	16,921	(3,502)	197,404
1st	20,671	6,983	13,688	(3,036)	183,985

2003	95,651	22,445	73,206	(21,041)	275,736
2002	92,952	27,048	65,904	(15,666)	223,571
2001	64,821	20,431	44,390	(14,095)	173,333
2000	40,542	16,456	24,086	(11,733)	143,038
1999	45,749	15,088	30,661	(12,301)	130,685

Premiums (GAAP Basis)

				Ending Net Unearned Premium	Ending Net PV Premium
	Written Premium
	Gross	Ceded	Net			Total

4th Qtr. 2003	$133.1	$35.8	$97.3	$1,075.3	$88.7	$1,164.0
3rd	186.2	56.8	129.4	1,006.5	84.3	1,090.8
2nd	206.4	80.2	126.2	914.8	88.9	1,003.7
1st	62.1	17.4	44.7	816.1	79.0	895.1

4th Qtr. 2002	192.1	84.8	107.3	799.0	69.6	868.6
3rd	138.3	44.7	93.6	714.7	67.7	782.4
2nd	100.0	27.3	72.7	646.1	59.3	705.4
1st	78.5	31.8	46.7	588.6	47.9	636.5

2003	587.8	190.2	397.6	1,075.3	88.7	1,164.0
2002	508.9	188.6	320.3	799.0	69.6	868.6
2001	230.8	79.2	151.6	564.3	46.2	610.5
2000	169.7	86.2	83.5	484.3	42.0	526.3
1999	201.8	87.3	114.5	465.7	38.0	503.7

(1) Includes decreases due to prepayments and increases due to accretions or higher outstanding under variable programs.

FSA Asset-Backed Net Debt Service and Premiums

Amortizations and Ending Balances

As of December 31, 2003

(dollars in millions)

Net Debt Service

	Scheduled Amortization	Outstanding

4th Qtr. 2003		$133,740

2004	$26,618	107,122
2005	23,845	83,277
2006	31,088	52,189
2007	18,897	33,292

2008-2012	28,004	5,288
2013-2017	2,687	2,601
2018-2022	1,064	1,537
2023+	1,537
Total	$133,740

Net Premiums

		Scheduled Premium Earnings
	Unearned Premiums	From Unearned Premium Amortization	From Installments	Total

4th Qtr. 2003	$91.3

2004	54.7	$36.6	$154.7	$191.3
2005	45.9	8.8	123.3	132.1
2006	38.3	7.6	91.0	98.6
2007	32.2	6.1	56.5	62.6

2008-2012	10.0	22.2	109.5	131.7
2013-2017	5.3	4.7	31.6	36.3
2018-2022	3.3	2.0	15.2	17.2
2023 +		3.3	23.9	27.2
Total		$91.3	$605.7	$697.0

(1) Excludes the effect of consolidation of FSA Global Funding Limited and Canadian Global Funding Corporation.

FSA Municipal Net Debt Service and Premiums

Amortizations and Ending Balances

As of December 31, 2003

(dollars in millions)

Net Debt Service

	Scheduled Amortization	Outstanding

4th Qtr. 2003		$275,736

2004	$14,062	261,674
2005	14,902	246,772
2006	14,517	232,255
2007	14,842	217,413

2008-2012	71,929	145,484
2013-2017	58,649	86,835
2018-2022	43,181	43,654
2023+	43,654

Total	$275,736

Net Premiums

		Scheduled Premium Earnings
	Unearned Premiums	From Unearned Premium Amortization	From Installments	Total

4th Qtr. 2003	$1,075.3

2004	970.2	$105.1	$6.8	$111.9
2005	877.8	92.4	9.4	101.8
2006	793.7	84.1	9.3	93.4
2007	716.2	77.5	8.8	86.3

2008-2012	411.7	304.5	39.0	343.5
2013-2017	214.2	197.5	30.9	228.4
2018-2022	95.4	118.8	22.2	141.0
2023+		95.4	23.4	118.8

Total		$1,075.3	$149.8	$1,225.1

Corporate Headquarters

Financial Security Assurance Holdings Ltd.

350 Park Avenue

New York, New York 10022

(1)(212) 826-0100

Investor Relations Contact

Robert S. Tucker

Director, Investor Relations

(1)(212) 339-0861

rtucker@fsa.com

Corporate Communications Contact

Betsy Castenir

Managing Director

(1)(212) 339-3424

bcastenir@fsa.com

Internet

This Quarterly Operating Supplement and other information are available on the World Wide Web at www.fsa.com.

Financial Security Assurance Holdings Ltd.

Quarterly Operating Supplement

December 31, 2003